SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: October 4, 1999

                        (Date of earliest event reported)


                                  OXiGENE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   000-21990                  13-3679168
----------------------------      ----------------        ----------------------
(State or other jurisdiction      (Commission File            (IRS Employer
     of incorporation)                 Number)            Identification Number)

One Copley Place, Suite 602, Boston, Massachusetts               02116
--------------------------------------------------              ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (617) 536-9500

Item 5.  Other Materially Important Events

     On October 4, 1999, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing interim results of a Phase I clinical trial for its Combretastatin A4 Prodrug.

     Certain statements made in this press release that may relate to clinical trial outcomes, therapeutic applications and outcomes, governmental approvals, potential market size and commercialization are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may differ materially from those set forth in these statements. As described elsewhere in the Registrant's filings with the Securities and Exchange Commission, Phase I clinical trials represent the first use of a drug in humans and include only a small number of patients for the purpose of determining the preliminary safety profile of a drug. The results of early stage clinical testing of drugs are not necessarily predictive of results that will be obtained from subsequent testing, and the FDA may require modification, suspension or termination of subsequent clinical trials. There can be no assurance that future clinical trials will demonstrate the safety and efficacy of a drug or the ability to obtain necessary regulatory approvals of such drugs. In addition, the economic, competitive, governmental, technological and other factors identified in the Registrant's filings with the Securities and Exchange Commission could affect the results reflected in such forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

              99.1  Press release of the Registrant, dated October 4, 1999.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date:  October 5, 1999                      OXiGENE, INC.
                                            (Registrant)


                                            By:  /s/ Bo Haglund
                                                 -------------------------------
                                                 Bo Haglund
                                                 Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit

99.1  Press release of the Registrant, dated October 4, 1999.